UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2003

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On August 12, 2003, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2003. The press release, dated August 12, 2003, is attached as Annex A to this Item 9. On August 12, 2003, the Company also included the press release on its website at www.kindredhealthcare.com.

Annex A is incorporated herein by reference and has been furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: August 12, 2003	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter Senior Vice President, Chief Financial Officer and Treasurer

Annex A

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter

Senior Vice President, Chief

Financial Officer and Treasurer

(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES SECOND QUARTER RESULTS

Quarterly earnings from continuing operations totaled $0.56 per diluted share

Company appoints Eddy J. Rogers, Jr. to Board of Directors

LOUISVILLE, Ky. (August 12, 2003) – Kindred Healthcare, Inc. (the “Company”) (NASDAQ: KIND) today announced its operating results for the second quarter ended June 30, 2003. As a result of the Company’s divestiture of all of its Florida and Texas nursing centers (the “Florida and Texas Divestiture”) on June 30, 2003, the consolidated results of operations of these facilities for all historical accounting periods and the loss related to the divestiture have been classified as discontinued operations.

Consolidated Results

For the second quarter of 2003, the Company reported a consolidated net loss of $43 million or $2.49 per diluted share. The net loss included income from continuing operations of $10 million or $0.56 per diluted share. The net loss also included a loss from discontinued operations of $17 million or $0.98 per diluted share and a loss from the Florida and Texas Divestiture aggregating $36 million or $2.07 per diluted share. For the three months ended June 30, 2002, the Company reported consolidated net income of $24 million or $1.21 per diluted share. Operating results for the second quarter of 2002 included income from continuing operations of $28 million or $1.40 per diluted share. Operating results for the second quarter of 2002 also included a loss from discontinued operations of $4 million or $0.19 per diluted share.

For the six months ended June 30, 2003, the Company reported a consolidated net loss of $56 million or $3.25 per diluted share. The net loss included income from continuing operations of $10 million or $0.55 per diluted share. The net loss also included a loss from discontinued operations of $30 million or $1.73 per diluted share and the previously discussed loss from the Florida and Texas Divestiture of $36 million or $2.07 per diluted share. For the six months ended June 30, 2002, the Company reported consolidated net income of $42 million or $2.16 per diluted share. Operating results for the first six months of 2002 included income from continuing operations of $49 million or $2.51 per diluted share. Operating results for the first six months of 2002 also included a loss from discontinued operations of $7 million or $0.35 per diluted share.

Continuing Operations

Revenues in the second quarter of 2003 increased 4% to $839 million compared to $807 million in the second quarter of 2002. Income from continuing operations for the second quarter of 2003 totaled $10 million or $0.56 per diluted share compared to $28 million or $1.40 per diluted share in the year-earlier period. Operating results for the second quarter of 2003 included a benefit of approximately $2 million or $0.09 per diluted share resulting from a change in estimate of the Company’s effective income tax rate for 2003. While each of the Company’s business segments reported increased revenues, the decline in income from continuing operations was mostly attributable to the expiration of certain nursing center Medicare reimbursements on October 1, 2002 and increased professional liability costs primarily in the Company’s nursing center business.

Provisions of the Balanced Budget Refinement Act (the “BBRA”) and the Medicare, Medicaid, and State Child Health Insurance Program Benefits Improvement and Protection Act of 2000 (“BIPA”) that expired in the fourth quarter of 2002 reduced Medicare revenues in the Company’s nursing centers by approximately $14 million in the second quarter of 2003 compared to the same period a year ago. Consolidated professional liability costs aggregated $21 million in the second quarter of 2003 compared to $9 million in the second quarter of 2002, of which approximately $16 million and $5 million, respectively, was charged to the Company’s nursing center business. Professional liability costs recorded in the first quarter of 2003 approximated $32 million (including a $9 million charge for a change in estimate of prior year costs), of which $25 million were charged to the Company’s nursing center business.

Operating results for the second quarter of 2002 included income of approximately $5 million ($3 million net of income taxes) related to changes in estimates of accrued reorganization items and a lease termination charge for an unprofitable hospital.

For the six months ended June 30, 2003, revenues increased 5% to $1.7 billion from $1.6 billion in the first half of 2002. Income from continuing operations totaled $10 million or $0.55 per diluted share for the first six months of 2003 compared to $49 million or $2.51 per diluted share in the same period a year ago. The previously discussed reductions in nursing center Medicare reimbursement and increased professional liability costs primarily contributed to the decline in earnings.

Provisions of the BBRA and BIPA that expired in the fourth quarter of 2002 reduced Medicare revenues in the Company’s nursing centers by approximately $28 million for the first six months of 2003 compared to the same period a year ago. Professional liability costs aggregated $53 million for the six months ended June 30, 2003 compared to $17 million in the first six months of 2002, of which approximately $41 million and $10 million, respectively, were charged to the Company’s nursing center business.

Discontinued Operations

Net operating losses for the divested Florida and Texas nursing centers increased to $17 million in the second quarter of 2003 from $4 million in the second quarter of 2002. For the six months ended June 30, 2003, net operating losses for the divested Florida and Texas nursing centers increased to $30 million from $7 million during the same period a year ago. The increases in operating losses in both periods were primarily attributable to growth in professional liability costs. Professional liability costs in the second quarter of 2003 approximated $28 million compared to $9 million in the second quarter of 2002. For the six months ended June 30, 2003, professional liability costs totaled $50 million compared to $18 million for the same period a year ago.

In connection with the Florida and Texas Divestiture, the Company recorded a pretax loss of $59 million ($36 million net of income taxes).

Florida and Texas Nursing Center Divestiture

In connection with the Florida and Texas Divestiture, the Company acquired 15 Florida nursing centers and one Texas nursing center from Ventas, Inc. (“Ventas”) (NYSE: VTR) on June 30, 2003 for approximately $60 million and a $4 million lease termination fee. In addition, the Company amended its master leases with Ventas to: (1) pay incremental rent in varying amounts generally over seven years, the net present value of which approximated $44 million using a discount rate of 11%, (2) provide that all annual escalators under the master leases will be paid in cash at all times, and (3) expand certain cooperation and information sharing provisions of the master leases. The annual rent of approximately $9 million on the acquired facilities terminated upon the closing of the purchase transaction. The Company financed its obligations at the closing of the purchase transaction through the use of existing cash.

For accounting purposes, the $44 million present value rent obligation to Ventas was recorded as long-term debt in the Company’s consolidated balance sheet.

The Company completed the divestiture of all of its Florida nursing center operations on June 30, 2003. The Company sold the real estate related to the 15 nursing centers it acquired from Ventas and the two nursing centers previously owned by the Company in Florida. The sale price for the real estate and related personal property associated with all of the Florida nursing center operations aggregated approximately $64 million. The Company’s consolidated balance sheet at June 30, 2003 included a $61 million receivable from the sale of the Florida nursing centers because the Company did not receive these proceeds until July 1, 2003.

The Company also completed the sublease of the remaining Florida nursing center previously operated by the Company on June 30, 2003. The rental payments under the sublease approximate the Company’s annual rental obligations under the existing lease agreement. The sublease will expire upon the expiration of the primary lease, whereupon the Company’s obligation with respect to the primary lease also will terminate.

The Company also sold its accounts receivable relating to the Florida nursing centers.

The Company also completed the divestiture of its two Texas nursing center operations in the second quarter of 2003. The Company terminated the lease with respect to one facility and entered into a lease with a third party to transfer the operations of the other Texas facility acquired from Ventas. The Company also entered into a non-binding letter of intent to sell the remaining leased facility to the same third party.

Debt Reduction

Upon receipt of the sales proceeds from the Florida and Texas Divestiture, the Company completed the previously negotiated $60 million repayment of its senior secured notes on July 1, 2003. After the repayment, the outstanding balance of the senior secured notes approximated $100 million.

Tax Escrow Settlement

In April 2003, the Company received approximately $14 million of previously escrowed tax refunds as a result of the favorable conclusion of certain federal income tax examinations for the 1996, 1997 and 1998 tax years that were shared with Ventas. The receipt of the $14 million had no impact on the Company’s second quarter earnings because fresh-start accounting rules adopted in connection with the Company’s emergence from bankruptcy required that this transaction be recorded as a reduction of goodwill.

Second Quarter Commentary

“During the second quarter, we made solid progress in executing our strategic operating plan,” noted Edward L. Kuntz, Chairman and Chief Executive Officer of the Company. “We successfully completed the divestiture of the Florida and Texas nursing centers, and our professional liability cost estimates related to the Company’s continuing operations remained stable in connection with the regular quarterly independent actuarial review. We also improved our liquidity during the quarter, increasing cash levels to $170 million at the end of the quarter from $100 million at March 31, 2003.”

Appointment of Eddy J. Rogers, Jr. as Director

The Company also announced that it has expanded its Board of Directors by appointing Eddy J. Rogers, Jr., a partner with the Houston law firm of Andrews & Kurth, L.L.P., to the Board effective immediately.

“We are pleased to have someone with Eddy’s depth of experience join our Board. His extensive legal background and affiliation with other healthcare providers will be of significant assistance to the Board,” commented Mr. Kuntz. “Moreover, the addition of qualified independent directors to the Board further demonstrates our continuing commitment to sound corporate governance.”

Mr. Rogers (age 62) has practiced law for over thirty years. He has substantial experience in various corporate matters including mergers and acquisitions, reorganizations, executive compensation, and shareholder disputes. Mr. Rogers received his undergraduate and J.D. degrees from Harvard University.

Mr. Rogers will serve on the Company’s Audit and Compliance Committee and the Nominating and Governance Committee.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs and the new prospective payment system for long-term acute care hospitals; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, particularly labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against professional liability claims and the Company’s ability to predict the estimated costs related to such claims, and (m) the Company’s ability to successfully reduce (by divestiture or otherwise) its exposure to professional liability claims. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. is a national provider of long-term healthcare services primarily operating nursing centers, hospitals and institutional pharmacies.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenues	$839,218	$806,544	$1,668,326	$1,586,018

Income from continuing operations	$9,701	$27,391	$9,558	$48,646
Discontinued operations, net of income taxes:
Loss from operations	(17,112)	(3,729)	(30,093)	(6,806)
Loss on divestiture of operations	(36,019)	—	(36,019)	—

Net income (loss)	$(43,430)	$23,662	$(56,554)	$41,840

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.56	$1.58	$0.55	$2.81
Discontinued operations:
Loss from operations	(0.98)	(0.22)	(1.73)	(0.40)
Loss on divestiture of operations	(2.07)	—	(2.07)	—

Net income (loss)	$(2.49)	$1.36	$(3.25)	$2.41

Diluted:
Income from continuing operations	$0.56	$1.40	$0.55	$2.51
Discontinued operations:
Loss from operations	(0.98)	(0.19)	(1.73)	(0.35)
Loss on divestiture of operations	(2.07)	—	(2.07)	—

Net income (loss)	$(2.49)	$1.21	$(3.25)	$2.16

Shares used in computing earnings (loss)
per common share:
Basic	17,407	17,345	17,392	17,327
Diluted	17,414	19,554	17,399	19,332

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenues	$839,218	$806,544	$1,668,326	$1,586,018

Salaries, wages and benefits	480,037	459,020	958,828	907,131
Supplies	107,918	103,304	215,858	202,514
Rent	66,586	64,866	131,991	127,596
Other operating expenses	147,745	120,691	301,090	235,644
Depreciation	20,358	17,249	40,188	33,790
Interest expense	2,995	3,818	5,883	7,550
Investment income	(1,676)	(3,396)	(3,311)	(5,275)

	823,963	765,552	1,650,527	1,508,950

Income from continuing operations before reorganization items and income taxes	15,255	40,992	17,799	77,068
Reorganization items	—	(5,520)	—	(5,520)

Income from continuing operations before income taxes	15,255	46,512	17,799	82,588
Provision for income taxes	5,554	19,121	8,241	33,942

Income from continuing operations	9,701	27,391	9,558	48,646
Discontinued operations, net of income taxes:
Loss from operations	(17,112)	(3,729)	(30,093)	(6,806)
Loss on divestiture of operations	(36,019)	—	(36,019)	—

Net income (loss)	$(43,430)	$23,662	$(56,554)	$41,840

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.56	$1.58	$0.55	$2.81
Discontinued operations:
Loss from operations	(0.98)	(0.22)	(1.73)	(0.40)
Loss on divestiture of operations	(2.07)	—	(2.07)	—

Net income (loss)	$(2.49)	$1.36	$(3.25)	$2.41

Diluted:
Income from continuing operations	$0.56	$1.40	$0.55	$2.51
Discontinued operations:
Loss from operations	(0.98)	(0.19)	(1.73)	(0.35)
Loss on divestiture of operations	(2.07)	—	(2.07)	—

Net income (loss)	$(2.49)	$1.21	$(3.25)	$2.16

Shares used in computing earnings (loss) per common share:
Basic	17,407	17,345	17,392	17,327
Diluted	17,414	19,554	17,399	19,332

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$170,137	$244,070
Cash — restricted	8,403	7,908
Insurance subsidiary investments	165,704	130,415
Accounts receivable less allowance for loss	384,173	420,611
Receivable from sale of assets	60,996	—
Inventories	29,680	30,460
Other	95,902	86,852

	914,995	920,316

Property and equipment	626,841	611,944
Accumulated depreciation	(153,955)	(115,373)

	472,886	496,571

Goodwill	77,353	88,259
Insurance subsidiary investments	83,549	18,171
Other	113,207	120,861

	$1,661,990	$1,644,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$124,470	$124,466
Salaries, wages and other compensation	220,951	220,124
Due to third party payors	31,832	25,177
Other accrued liabilities	167,913	150,020
Income taxes	13,364	62,111
Long-term debt due within one year	4,144	258

	562,674	582,156

Long-term debt	201,776	162,008
Professional liability risks	260,528	211,771
Deferred credits and other liabilities	59,841	56,615

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 17,649 shares	4,412	4,412
Capital in excess of par value	547,459	547,609
Deferred compensation	(4,585)	(6,967)
Accumulated other comprehensive income	325	460
Retained earnings	29,560	86,114

	577,171	631,628

	$1,661,990	$1,644,178

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$(43,430)	$23,662	$(56,554)	$41,840
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	20,526	17,413	40,609	34,109
Amortization of deferred compensation costs	984	1,320	2,237	3,906
Provision for doubtful accounts	6,678	3,217	12,966	7,501
Loss on divestiture of discontinued operations	36,019	—	36,019	—
Unusual transactions	—	525	—	525
Reorganization items	—	(5,520)	—	(5,520)
Other	910	550	1,416	605
Change in operating assets and liabilities:
Accounts receivable	64,373	(4,147)	11,057	(3,548)
Inventories and other assets	13,193	20,057	6,806	3,066
Accounts payable	1,202	(8,352)	(1,796)	7,175
Income taxes	(7,259)	1,582	(12,716)	5,889
Due to third party payors	3,104	382	6,655	(7,022)
Other accrued liabilities	48,753	42,754	77,083	40,076

Net cash provided by operating activities before reorganization items	145,053	93,443	123,782	128,602
Payment of reorganization items	(522)	(1,214)	(917)	(3,676)

Net cash provided by operating activities	144,531	92,229	122,865	124,926

Cash flows from investing activities:
Purchase of property and equipment	(17,477)	(19,359)	(28,042)	(29,227)
Acquisition of healthcare facilities	(63,795)	(45,551)	(63,795)	(45,551)
Sale of assets	7,659	752	7,659	752
Surety bond deposits	—	9,676	—	9,676
Net change in insurance subsidiary investments	(694)	(35,112)	(100,667)	(34,204)
Net change in other investments	2,645	1,935	(2,040)	2,691
Other	(1,702)	42	(2,035)	201

Net cash used in investing activities	(73,364)	(87,617)	(188,920)	(95,662)

Cash flows from financing activities:
Repayment of long-term debt	(116)	(178)	(228)	(279)
Payment of deferred financing costs	(1,276)	(1,010)	(2,872)	(1,010)
Other	189	(2,018)	(4,778)	(6,512)

Net cash used in financing activities	(1,203)	(3,206)	(7,878)	(7,801)

Change in cash and cash equivalents	69,964	1,406	(73,933)	21,463
Cash and cash equivalents at beginning of period	100,173	210,856	244,070	190,799

Cash and cash equivalents at end of period	$170,137	$212,262	$170,137	$212,262

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30, (a)
	2003	2002 (a)	2003	2002
Revenues:
Health services division:
Nursing centers	$431,207	$427,136	$856,114	$855,353
Rehabilitation services	8,795	8,566	17,297	16,396

	440,002	435,702	873,411	871,749
Hospital division:
Hospitals	346,054	322,764	686,909	619,206
Ancillary services	1,484	2,278	3,243	4,148

	347,538	325,042	690,152	623,354

Pharmacy division	67,136	59,948	135,964	119,126

	854,676	820,692	1,699,527	1,614,229
Elimination of pharmacy charges to Company nursing centers	(15,458)	(14,148)	(31,201)	(28,211)

	$839,218	$806,544	$1,668,326	$1,586,018

Income from continuing operations:
Operating income (loss):
Health services division:
Nursing centers	$56,465	$85,774	$98,390	$170,469
Rehabilitation services	(750)	288	(1,709)	222

	55,715	86,062	96,681	170,691
Hospital division:
Hospitals	74,017	62,326	144,321	121,900
Ancillary services	(562)	246	(382)	381

	73,455	62,572	143,939	122,281
Pharmacy division	6,109	5,823	13,011	11,360
Corporate overhead	(31,761)	(30,403)	(61,081)	(63,078)

	103,518	124,054	192,550	241,254
Unusual transactions	—	(525)	—	(525)
Reorganization items	—	5,520	—	5,520

Operating income	103,518	129,049	192,550	246,249
Rent	(66,586)	(64,866)	(131,991)	(127,596)
Depreciation	(20,358)	(17,249)	(40,188)	(33,790)
Interest, net	(1,319)	(422)	(2,572)	(2,275)

Income from continuing operations before income taxes	15,255	46,512	17,799	82,588
Provision for income taxes	5,554	19,121	8,241	33,942

	$9,701	$27,391	$9,558	$48,646

(a)	Certain prior period amounts have been reclassified to conform with the current year presentation.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30, (a)
	2003	2002 (a)	2003	2002
Rent:
Health services division:
Nursing centers	$40,956	$39,136	$81,098	$77,531
Rehabilitation services	95	24	164	48

	41,051	39,160	81,262	77,579
Hospital division:
Hospitals	24,625	24,675	48,829	48,011
Ancillary services	213	234	414	459

	24,838	24,909	49,243	48,470
Pharmacy division	638	734	1,363	1,451
Corporate	59	63	123	96

	$66,586	$64,866	$131,991	$127,596

Depreciation:
Health services division:
Nursing centers	$6,818	$5,985	$13,492	$11,906
Rehabilitation services	20	6	36	15

	6,838	5,991	13,528	11,921
Hospital division:
Hospitals	7,658	6,638	14,913	12,999
Ancillary services	(39)	200	80	346

	7,619	6,838	14,993	13,345
Pharmacy division	552	428	1,083	825
Corporate	5,349	3,992	10,584	7,699

	$20,358	$17,249	$40,188	$33,790

Capital expenditures, excluding acquisitions:
Health services division (including discontinued operations)	$6,422	$4,728	$9,695	$6,844
Hospital division	4,133	6,430	6,955	9,746
Pharmacy division	522	782	1,138	1,178
Corporate:
Information systems	5,992	6,632	9,199	9,962
Other	408	787	1,055	1,497

	$17,477	$19,359	$28,042	$29,227

(a)	Certain prior period amounts have been reclassified to conform with the current year presentation.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	Three months ended June 30,		Six months ended June 30, (a)
	2003	2002 (a)	2003	2002
Nursing Center Data:
End of period data:
Number of nursing centers:
Owned or leased	258	258
Managed	7	10

	265	268

Number of licensed beds:
Owned or leased	33,394	33,634
Managed	803	1,017

	34,197	34,651

Revenue mix %:
Medicare	33	34	33	34
Medicaid	48	47	48	47
Private and other	19	19	19	19

Patient days (excludes managed facilities):
Medicare	411,289	404,048	822,385	807,948
Medicaid	1,765,407	1,773,717	3,520,443	3,542,989
Private and other	432,200	462,196	856,938	925,541

	2,608,896	2,639,961	5,199,766	5,276,478

Revenues per patient day:
Medicare	$342	$358	$340	$358
Medicaid	118	112	118	113
Private and other	190	180	189	181
Weighted average	165	162	165	162

Average daily census	28,669	29,011	28,728	29,152
Occupancy %	85.1	85.7	85.3	85.9

Hospital Data:
End of period data:
Number of hospitals	65	63
Number of licensed beds	5,430	5,276

Revenue mix %:
Medicare	59	61	60	59
Medicaid	8	8	8	9
Private and other	33	31	32	32

Patient days:
Medicare	220,123	218,392	443,042	414,449
Medicaid	33,218	32,635	65,484	66,499
Private and other	61,136	57,266	119,505	115,703

	314,477	308,293	628,031	596,651

Revenues per patient day:
Medicare	$936	$893	$927	$887
Medicaid	824	811	824	846
Private and other	1,843	1,768	1,860	1,688
Weighted average	1,100	1,047	1,094	1,038

Average daily census	3,456	3,388	3,470	3,296
Occupancy %	66.4	65.9	66.9	66.7

Pharmacy Data:
Number of customer licensed beds at end of period:
Company-operated	27,566	30,568
Non-affiliated	28,848	27,148

	56,414	57,716

(a)	Certain prior period amounts have been reclassified to conform with the current year presentation.

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2002 Quarters (a)				2003 Quarters
	First	Second	Third (b)	Fourth	First (a)	Second
Revenues	$779,474	$806,544	$827,141	$816,344	$829,108	$839,218

Salaries, wages and benefits	448,111	459,020	467,276	468,522	478,791	480,037
Supplies	99,210	103,304	106,113	106,898	107,940	107,918
Rent	62,730	64,866	65,357	65,838	65,405	66,586
Other operating expenses	114,953	120,691	145,079	128,681	153,345	147,745
Depreciation	16,541	17,249	18,052	18,735	19,830	20,358
Interest expense	3,732	3,818	1,368	3,135	2,888	2,995
Investment income	(1,879)	(3,396)	(2,343)	(2,050)	(1,635)	(1,676)

	743,398	765,552	800,902	789,759	826,564	823,963

Income from continuing operations before reorganization items and income taxes	36,076	40,992	26,239	26,585	2,544	15,255
Reorganization items	—	(5,520)	—	—	—	—

Income from continuing operations before income taxes	36,076	46,512	26,239	26,585	2,544	15,255
Provision for income taxes	14,821	19,121	12,159	10,661	2,687	5,554

Income (loss) from continuing operations	21,255	27,391	14,080	15,924	(143)	9,701
Discontinued operations, net of income taxes:
Loss from operations	(3,077)	(3,729)	(24,236)	(12,855)	(12,981)	(17,112)
Loss on divestiture of operations	—	—	—	—	—	(36,019)

Net income (loss)	$18,178	$23,662	$(10,156)	$3,069	$(13,124)	$(43,430)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$1.23	$1.58	$0.81	$0.92	$(0.01)	$0.56
Discontinued operations:
Loss from operations	(0.18)	(0.22)	(1.39)	(0.74)	(0.75)	(0.98)
Loss on divestiture of operations	—	—	—	—	—	(2.07)

Net income (loss)	$1.05	$1.36	$(0.58)	$0.18	$(0.76)	$(2.49)

Diluted:
Income (loss) from continuing operations	$1.11	$1.40	$0.77	$0.92	$(0.01)	$0.56
Discontinued operations:
Loss from operations	(0.16)	(0.19)	(1.32)	(0.74)	(0.75)	(0.98)
Loss on divestiture of operations	—	—	—	—	—	(2.07)

Net income (loss)	$0.95	$1.21	$(0.55)	$0.18	$(0.76)	$(2.49)

Shares used in computing earnings (loss) per common share:
Basic	17,308	17,345	17,380	17,377	17,377	17,407
Diluted	19,074	19,554	18,395 (c)	17,384	17,377	17,414

(a)	Prior period results of operations have been restated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets,” to reflect the classification of the Florida and Texas nursing centers as discontinued operations.

(b)	In accordance with SFAS No. 145 (“SFAS 145”), “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” a $2.3 million pretax gain on the extinguishment of debt previously classified as an extraordinary item was reclassified to interest expense.

(c)	Prior period diluted shares used in computing earnings (loss) per common share have been restated to reflect the dilutive effect of warrants, stock options and non-vested restricted stock after restating the results of operations in accordance with SFAS 144.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2002 Quarters (a) (b)				2003 Quarters
	First	Second	Third (c)	Fourth	First (a)	Second
Revenues:
Health services division:
Nursing centers	$428,217	$427,136	$436,329	$426,886	$424,907	$431,207
Rehabilitation services	7,830	8,566	8,697	9,203	8,502	8,795

	436,047	435,702	445,026	436,089	433,409	440,002
Hospital division:
Hospitals	296,442	322,764	330,910	326,183	340,855	346,054
Ancillary services	1,870	2,278	1,639	1,766	1,759	1,484

	298,312	325,042	332,549	327,949	342,614	347,538
Pharmacy division	59,178	59,948	64,014	67,089	68,828	67,136

	793,537	820,692	841,589	831,127	844,851	854,676
Elimination of pharmacy charges to Company nursing centers	(14,063)	(14,148)	(14,448)	(14,783)	(15,743)	(15,458)

	$779,474	$806,544	$827,141	$816,344	$829,108	$839,218

Income (loss) from continuing operations:
Operating income (loss):
Health services division:
Nursing centers	$84,695	$85,774	$63,480	$59,396	$41,925	$56,465
Rehabilitation services	(66)	288	1,155	(1,639)	(959)	(750)

	84,629	86,062	64,635	57,757	40,966	55,715
Hospital division:
Hospitals	59,574	62,326	70,979	67,561	70,304	74,017
Ancillary services	135	246	(240)	118	180	(562)

	59,709	62,572	70,739	67,679	70,484	73,455
Pharmacy division	5,537	5,823	5,856	6,056	6,902	6,109
Corporate overhead	(32,675)	(30,403)	(32,557)	(21,569)	(29,320)	(31,761)

	117,200	124,054	108,673	109,923	89,032	103,518
Unusual transactions	—	(525)	—	2,320	—	—
Reorganization items	—	5,520	—	—	—	—

Operating income	117,200	129,049	108,673	112,243	89,032	103,518
Rent	(62,730)	(64,866)	(65,357)	(65,838)	(65,405)	(66,586)
Depreciation	(16,541)	(17,249)	(18,052)	(18,735)	(19,830)	(20,358)
Interest, net	(1,853)	(422)	975	(1,085)	(1,253)	(1,319)

Income from continuing operations before income taxes	36,076	46,512	26,239	26,585	2,544	15,255
Provision for income taxes	14,821	19,121	12,159	10,661	2,687	5,554

	$21,255	$27,391	$14,080	$15,924	$(143)	$9,701

(a)	Prior period results of operations have been restated in accordance with SFAS 144 to reflect the classification of the Florida and Texas nursing centers as discontinued operations.

(b)	Operating data for 2002 have been reclassified to reflect certain cost realignments between the nursing centers and rehabilitation services business and the establishment of the Company’s institutional pharmacy business as a separate operating division, both of which were effective on January 1, 2003.

(c)	In accordance with SFAS 145, a $2.3 million pretax gain on the extinguishment of debt previously classified as an extraordinary item was reclassified to interest expense.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2002 Quarters (a) (b)				2003 Quarters
	First	Second	Third	Fourth	First (a)	Second
Rent:
Health services division:
Nursing centers	$38,395	$39,136	$39,789	$40,124	$40,142	$40,956
Rehabilitation services	24	24	37	43	69	95

	38,419	39,160	39,826	40,167	40,211	41,051
Hospital division:
Hospitals	23,336	24,675	24,513	24,375	24,204	24,625
Ancillary services	225	234	225	232	201	213

	23,561	24,909	24,738	24,607	24,405	24,838

Pharmacy division	717	734	741	998	725	638
Corporate	33	63	52	66	64	59

	$62,730	$64,866	$65,357	$65,838	$65,405	$66,586

Depreciation:
Health services division:
Nursing centers	$5,921	$5,985	$6,363	$6,392	$6,674	$6,818
Rehabilitation services	9	6	13	15	16	20

	5,930	5,991	6,376	6,407	6,690	6,838
Hospital division:
Hospitals	6,361	6,638	6,994	7,087	7,255	7,658
Ancillary services	146	200	131	103	119	(39)

	6,507	6,838	7,125	7,190	7,374	7,619
Pharmacy division	397	428	469	513	531	552
Corporate	3,707	3,992	4,082	4,625	5,235	5,349

	$16,541	$17,249	$18,052	$18,735	$19,830	$20,358

Capital expenditures, excluding acquisitions:
Health services division (including discontinued operations)	$2,116	$4,728	$6,498	$10,785	$3,273	$6,422
Hospital division	3,316	6,430	6,056	10,831	2,822	4,133
Pharmacy division	396	782	882	1,431	616	522
Corporate:
Information systems	3,330	6,632	6,474	9,140	3,207	5,992
Other	710	787	1,056	1,691	647	408

	$9,868	$19,359	$20,966	$33,878	$10,565	$17,477

(a)	Prior period results of operations have been restated in accordance with SFAS 144 to reflect the classification of the Florida and Texas nursing centers as discontinued operations, unless otherwise indicated.

(b)	Operating data for 2002 have been reclassified to reflect certain cost realignments between the nursing centers and rehabilitation services business and the establishment of the Company’s institutional pharmacy business as a separate operating division, both of which were effective on January 1, 2003.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2002 Quarters (a)				2003 Quarters
	First	Second	Third	Fourth	First (a)	Second
Nursing Center Data:
End of period data:
Number of nursing centers:
Owned or leased	260	258	258	258	258	258
Managed	14	10	10	7	7	7

	274	268	268	265	265	265

Number of licensed beds:
Owned or leased	33,699	33,634	33,606	33,587	33,563	33,394
Managed	1,417	1,017	1,017	803	803	803

	35,116	34,651	34,623	34,390	34,366	34,197

Revenue mix %:
Medicare	34	34	33	31	33	33
Medicaid	46	47	48	50	48	48
Private and other	20	19	19	19	19	19

Patients days (excludes managed facilities):
Medicare	403,900	404,048	394,446	389,018	411,096	411,289
Medicaid	1,769,272	1,773,717	1,814,270	1,820,422	1,755,036	1,765,407
Private and other	463,345	462,196	461,289	452,894	424,738	432,200

	2,636,517	2,639,961	2,670,005	2,662,334	2,590,870	2,608,896

Revenues per patient day:
Medicare	$359	$358	$361	$334	$337	$342
Medicaid	113	112	115	118	117	118
Private and other	181	180	183	183	189	190
Weighted average	162	162	163	160	164	165

Hospital Data:
End of period data:
Number of hospitals	57	63	64	65	65	65
Number of licensed beds	4,961	5,276	5,344	5,385	5,408	5,430

Revenue mix % (b):
Medicare	58	61	58	61	60	59
Medicaid	10	8	8	9	8	8
Private and other	32	31	34	30	32	33

Patients days:
Medicare	196,057	218,392	209,158	211,990	222,919	220,123
Medicaid	33,864	32,635	33,590	34,733	32,266	33,218
Private and other	58,437	57,266	56,623	57,279	58,369	61,136

	288,358	308,293	299,371	304,002	313,554	314,477

Revenues per patient day (b):
Medicare	$880	$893	$913	$940	$918	$936
Medicaid	880	811	831	821	825	824
Private and other	1,609	1,768	1,977	1,719	1,877	1,843
Weighted average	1,028	1,047	1,105	1,073	1,087	1,100

Pharmacy Data:
Number of customer licensed beds at end of period:
Company-operated	30,471	30,568	30,279	29,966	29,804	27,566
Non-affiliated	25,695	27,148	28,460	28,873	28,365	28,848

	56,166	57,716	58,739	58,839	58,169	56,414

(a)	Prior period results of operations have been restated in accordance with SFAS 144 to reflect the classification of the Florida and Texas nursing centers as discontinued operations.

(b)	Includes $12.1 million related to a favorable settlement with a private insurance company recorded in the third quarter of 2002.